EXHIBIT 21

SUBSIDIARIES
OF

MONSTER BEVERAGE CORPORATION

Monster Energy Company

Hansen Beverage Company

Monster LDA Company

Hansen Junior Juice Company

Blue Sky Natural Beverage Co.

Monster Energy Europe Limited

Monster Energy Limited

Monster Energy Au Pty Limited

Fastest, LLC

HBC Corona Summit, LLC

Hansen PRE, LLC

Monster Energy Canada Ltd.

Monster Racing, Inc.

Monster Energy Brasil Comércio de Bebidas Ltda

Monster Energy Mexico, S. de R.L. de C.V

ME Management Services, S. de R.L. de C. V.

Monster Energy France SAS

Monster Energy Austria GmbH

Monster Energy Colombia SAS

Monster Energy Hong Kong Limited

Monster Energy Beverage Company of South Africa (Proprietary) Limited

Monster Energy Ukraine

Hansen Beverage Peru, S.R.L

Monster Energy Bebidas Ecuador Cia. Ltda

Monster Energy Argentina

Peace Tea Beverage Company

Worx Energy Works

Vidration Beverage Company

Monster Beverage Company

Hansen Natural Corporation

Monster Energy Singapore

Monster Energy Korea, Ltd.

Monster Energy Japan Godo Kaisha

Monster Energy Chile Limitada

Monster Energy Switzerland Holding GmbH

Monster Energy Turkey

Monster Energy Rus LLC